Exhibit 5.1

January 20, 2023

Board of Directors

Orchid Island Capital, Inc.

3305 Flamingo Drive

Vero Beach, Florida 32963

Universal Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Orchid Island Capital, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time by the Company of (a) (i) shares of common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), and (v) units consisting of any combination of the foregoing securities of the Company (the “Units”) (collectively, the “Securities”) and (b) up to 569,071 shares (the “Selling Stockholders Shares”) of Common Stock which may be sold from time to time by the stockholders of the Company named under the caption “Selling Stockholders” in the Registration Statement, having an aggregate maximum offering price not to exceed $1,000,000,000 (the Selling Stockholders Shares together with the Securities, the “Offered Securities”). The Offered Securities may be issued and sold from time to time in multiple transactions pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act and as set forth in the Registration Statement, any amendments thereto, the prospectus contained therein and any amendments or supplements thereto. Any Debt Securities will be issued pursuant to one or more open-ended indentures between the Company and trustee or trustees yet to be named (the “Trustee”). Any Warrants will be evidenced by a warrant certificate and issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent party thereto substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference. Any Units will be evidenced by a unit certificate and issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and the unit agent party thereto substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	2200 Pennsylvania Avenue NW, Suite 500 West Washington, DC 20037-1701 Tel +1.202.639.6500 Fax +1.202.639.6604 velaw.com

Board of Directors Orchid Island Capital, Inc. January 20, 2023 Page 2

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with the foregoing, we have examined the following documents:

(a)	The Registration Statement, including the Form of Indenture to be filed as Exhibit 4.8 to the Registration Statement (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3, Commission File No. 333-236144) (the “Indenture”), and the related form of prospectus included therein in the form in which it was filed with the Commission under the Securities Act;

(b)	The charter of the Company, as certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”) on October 31, 2022, and as certified by the Secretary of the Company on the date hereof (the “Charter”);

(c)	The Amended and Restated Bylaws of the Company, dated as of December 13, 2022, as certified by the Secretary of the Company on the date hereof (the “Bylaws”);

(d)	Resolutions adopted by the Board of Directors of the Company on January 11, 2023, authorizing, among other things, the registration, issuance, as applicable, and sale of the Offered Securities, as certified by the Secretary of the Company on the date hereof; and

(e)	The certificate of the SDAT as to the due incorporation, existence and good standing of the Company, dated January 20, 2023 (the “Maryland Certificate”).

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). As to factual matters, we have relied upon a certificate of the Secretary of the Company and upon certificates of public officials.

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Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

1.	The Company is a corporation duly incorporated and existing under the laws of the State of Maryland, is in good standing with the SDAT and has the corporate power and authority to issue the Securities.

2.	With respect to the Common Stock, (a) when the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Charter and the Bylaws and (b) when the shares of Common Stock have been duly issued and sold as contemplated by the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and if all of the foregoing actions are taken in accordance with appropriate corporate authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such corporate authorization, then the shares of Common Stock will be validly issued, fully paid and non-assessable.

3.	With respect to the Preferred Stock, (a) when the terms of the particular class or series of Preferred Stock and of the issuance and sale of such shares of Preferred Stock have been duly established in conformity with the Charter and the Bylaws, (b) with respect to a particular class or series of Preferred Stock, when the related articles supplementary to the Charter establishing the relative powers, designations, preferences, rights, duties, limitations or restrictions of such Preferred Stock has been filed with and accepted for record by the SDAT prior to issuance, and (c) when shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and if all of the foregoing actions are taken in accordance with appropriate corporate authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such corporate authorization, then the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

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4.	With respect to the Debt Securities, (a) when the terms of any class or series of Debt Securities and of the issuance and sale of such Debt Securities have been duly established in conformity with the Charter and the Bylaws, (b) an Indenture relating to such Debt Securities has been duly authorized and validly executed and delivered by the Company and the Trustee, (c) when the Debt Securities have been duly executed, issued and sold as contemplated by the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and (d) when such Debt Securities have been duly authenticated and delivered in accordance with the applicable Indenture, and if all of the foregoing actions are taken in accordance with appropriate corporate authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such corporate authorization, then, so long as the Debt Securities are issued in accordance with the form of Indenture with the appropriate terms of the Debt Securities included therein, such Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Debt Securities and the terms of the applicable Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

5.	With respect to the Warrants, (a) when the terms of the particular class or series of Warrants and of the issuance and sale of such Warrants have been duly established in conformity with the Charter and the Bylaws, (b) when such Warrants have been duly issued and sold as contemplated by the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, (c) when the applicable Warrant Agreement (including a form of certificate representing the Warrants) has been duly executed and delivered and (d) when the certificates representing such Warrants have been duly executed and delivered in accordance with the applicable Warrant Agreement, and if all of the foregoing actions are taken in accordance with appropriate corporate authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such corporate authorization, then such Warrants will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Warrants and the terms of the applicable Warrant Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

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6.	With respect to the Units, (a) when the terms of the particular Units and of the issuance and sale of such Units have been duly established in conformity with the Charter and the Bylaws, (b) when such Units have been duly issued and sold as contemplated by the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, (c) when the applicable Unit Agreement (including a form of certificate representing the Units) has been duly executed and delivered and (d) when the certificates representing such Units have been duly executed and delivered in accordance with the applicable Unit Agreement, and if all of the foregoing actions are taken in accordance with appropriate corporate authorization of the Company, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company has received full payment therefor in accordance with such corporate authorization, then such Units will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company under New York law in accordance with the terms of such Units and the terms of the applicable Unit Agreement, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

7.	The Selling Stockholders Shares have been validly issued and are fully paid and nonassessable.

In expressing the opinions above, we have assumed that (i) any Common Stock or Preferred Stock will not be issued in violation of Article VII of the Charter or any comparable provision in the articles supplementary creating any class or series of Preferred Stock, as applicable, (ii) upon issuance, the total number of shares of Common Stock and Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock and Preferred Stock that the Company has authority to issue under the Charter, (iii) with respect to the Debt Securities, the applicable Trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission and (iv) each of the applicable Warrants, Debt Securities and Units and the Indentures, Warrant Agreements and Unit Agreements governing such Securities will have been duly executed and delivered and governed by and construed in accordance with the laws of the State of New York.

The opinion with respect to the incorporation, existence and good standing of the Company in the State of Maryland is based solely on the Maryland Certificate.

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We do not purport to express an opinion on any laws other than the laws of the States of Maryland and New York. We express no opinion as to the applicability or effect of any federal or state laws regarding fraudulent transfers or fraudulent conveyances.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement referred to above and to the reference to this firm under the heading “Legal Matters” therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinions expressed in this letter speak only as of its date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Vinson & Elkins L.L.P.